                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
        ---------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

           Neuman & Cobb, 1507 Pine Street, Boulder, Colorado  80302
        ---------------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
          _________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          _________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ___________________________________________________
     (4)  Proposed maximum aggregate value of transaction:  _______________
     (5)  Total fee paid:  ________________________________________________

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  _______________________________________
     (2)  Form, Schedule or Registration Statement No.: __________________
     (3)  Filing Party: __________________________________________________
     (4)  Date Filed: ____________________________________________________

                      AMERICAN EDUCATIONAL PRODUCTS, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 4, 1997


A Special Meeting of Shareholders of American Educational Products, Inc. ("AEP" or the "Company") will be held at the principal executive offices of the Company, 5350 Manhattan Circle, Suite 210, Boulder, Colorado 80303 on April 4, 1997 at 10:00 o'clock a.m. Mountain Standard Time for the purpose of considering and voting upon the following:

     1. The adoption and approval of a reverse split of the issued and outstanding shares of the Company's Common Stock and issued and outstanding options, warrants and other rights convertible into shares of Common Stock of up to one-for-five (1-for-5) at the future discretion and subject to the determination of the Board of Directors (the "Reverse Split") and an amendment to the Company's Articles of Incorporation increasing the par value per share of its authorized Common Stock by the same factor as the Reverse Split

     2. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of AEP common stock of record at the close of business on March 3, 1997 will be entitled to vote at the meeting or any adjournment thereof.

Shareholders are cordially invited to attend the meeting in person.


                                   IMPORTANT


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Special Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

                                   AMERICAN EDUCATIONAL PRODUCTS, INC.



                                   --------------------------------------
                                   Dr. Dale LaFrenz, Secretary

                      AMERICAN EDUCATIONAL PRODUCTS, INC.

                       5350 MANHATTAN CIRCLE, SUITE 210
                            BOULDER, COLORADO 80303

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to the Shareholders of American Educational Products, Inc. (respectively, the "Shareholders" and the "Company") in connection with the solicitation by the Company of proxies to be used at a Special Meeting of Shareholders on April 4, 1997 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the adoption and approval of a reverse split of the issued and outstanding shares of the Company's Common Stock and issued and outstanding options, warrants and other rights convertible into shares of Common Stock of up to one-for-five (1-for-5) at the future discretion and subject to the determination of the Board of Directors (the "Reverse Split") and an amendment to the Company's Articles of Incorporation increasing the par value per share of its authorized Common Stock by the same factor as the Reverse Split, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

     ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE SPECIAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

     This Statement is being mailed on or about March 4, 1997, to Shareholders eligible to vote at the Meeting.

     The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

     Only Shareholders of record as of the close of business on March 3, 1997 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, unless otherwise indicated, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, the Company had outstanding 4,576,551 shares of common stock ("shares"), with each share being entitled to one vote.

1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

     The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, all Directors individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.


Title of  Name and Address             Amount and Nature        Percent
Class     of Beneficial Owner       of Beneficial Ownership   of Class(1)
--------  -------------------       -----------------------  ------------

Common    Paul D. Whittle                   258,095                5.64%
Stock     1013 Turnberry Circle
          Louisville, Colorado  80027

  "       Dr. Robert A. Scott               132,200(2)             2.82%
          32 Murray Avenue
          Mahwah, N.J.  07430

  "       Clifford C. Thygesen              372,029(3)             7.98%
          4893 Idylwild Trail
          Boulder, Colorado 80301

  "       Clifford L. Neuman                 95,000(4)             2.06%
          1507 Pine Street
          Boulder, Colorado 80302

  "       Frank L. Jennings                  40,276(5)             .88%
          1050 Princeton Drive
          Longmont, Colorado  80503

  "       Dr. Dale LaFrenz                   40,000(6)             .87%
          14842 Hickory Court
          Eden Prairie, Minnesota  55346

  "       Wayne R. Kirschling                40,000(7)             .87%
          123 East Adams
          Muncie, Indiana  47305

  "       Rockies Fund, Inc.                200,000(8)             4.37%
          4465 Northpark Drive
          Colorado Springs, Colorado 80907

  "       Heartland Advisors, Inc.        1,035,500(9)             24.9%
          790 North Milwaukee
          Milwaukee, Wisconsin  53202

  "       Stephen G. Calandrella           205,000(10)             4.48%
          7210 Antelope Lane
          Colorado Springs, Colorado 80920

          All Directors and Officers        919,505                18.68%
          As A Group (7 Persons)



(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Proxy Statement, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Includes non-qualified options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $2.25 per share, granted to Dr. Scott on May 9, 1991 in recognition of his services to the Company, non-qualified options exercisable to purchase 4,000 shares of Common Stock at an exercise price of $2.25 per share, granted November 16, 1993 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 7,500 shares of Common Stock at an exercise price of $2.25 per share granted May 23, 1994 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 50,000 shares of Common
     Stock at an exercise price of $1.80 per share granted June 5, 1995, non-qualified options exercisable to purchase 17,000 shares of Common Stock at an exercise price of $1.25 per share granted February 29, 1996 and non-qualified options exercisable to purchase 30,000 shares of Common Stock at an exercise price of $1.25 per share granted March 29, 1996.

(3) Includes non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $1.80 per share granted June 5, 1995 pursuant to the Formula Plan for Directors, incentive stock options exercisable to purchase 29,500 shares of Common Stock at an exercise price of $1.25 per share granted February 29, 1996 and incentive stock options exercisable to purchase 50,000 shares of Common Stock at an exercise price of $1.25 per share granted March 29, 1996. Also includes 200,000 shares of Common Stock owned by The Rockies Fund, Inc., a Colorado-based business development company of which Mr. Thygesen is a director. Does not include common Stock Purchase Warrants exercisable commencing October 1, 1997 to acquire up to 200,000 shares of Common Stock at an exercise price of $1.00 per share which are also owned by The Rockies Fund, Inc. Beneficial ownership of shares held by The Rockies Fund, Inc. is exercised by its Board of Directors whose members include Stephen Calandrella, Charles
     Powell and Clifford C. Thygesen. Mr. Thygesen disclaims beneficial ownership of all shares of common stock and warrants owned by The Rockies
     Fund, Inc. for purposes of Section 16 of the Securities Exchange Act of
     1934, as amended.

(4) Includes non-qualified options exercisable to purchase 4,000 shares of Common Stock at an exercise price of $2.25 per share, granted November 16, 1993 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $2.25 per share granted May 23, 1994 pursuant to the Formula Plan for directors, incentive stock options exercisable to purchase 1,000 shares of Common Stock at an exercise price of $2.25 per share granted under the 1990 ISOP, non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $1.80 per share granted June 5, 1995 pursuant to the Formula Plan for Directors, and non-qualified options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share granted March 29, 1996.

(5) Includes incentive stock options exercisable to purchase 24,000 shares of Common Stock at an exercise price of $2.25 per share granted under the 1990 ISOP.

(6) Includes non-qualified options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $1.59375 per share, granted February
     9, 1995 pursuant to the Formula Plan for directors, and non-qualified options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share granted March 29,1996.

(7) Includes non-qualified options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $1.59375 per share, issued February
     9, 1995 pursuant to the Formula Plan for directors, and non-qualified options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share granted March 29,1996.

(8)  Does not include Common Stock Purchase Warrants exercisable commencing
     October 1, 1997 to purchase up to 200,000 additional shares of Common
     Stock at an exercise price of $1.00 per share. The Rockies Fund, Inc. is a Colorado Springs, Colorado based business development company regulated under the Investment Company Act of 1940, as amended. Voting and investment power with respect to these securities is exercised by the Company's Board of Directors whose members are Stephen Calandrella,
     Charles Powell and Clifford C. Thygesen.

(9) Heartland Advisors, Inc. is a Wisconsin corporation. Voting and investment power with respect to securities held by Heartland Advisors, Inc. is exercised by its Board of Directors. The foregoing information has been furnished to the Company by Patrick Retzer, a representative of Heartland Advisors, Inc., in a report of beneficial ownership on Schedule
     13G, the accuracy of which has not been independently verified by the Company.

(10) Includes non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $.9375 per share granted August 20, 1996. Also includes 200,000 shares of Common Stock which are owned by The
     Rockies Fund, Inc., a Colorado-based business development company of which Mr. Calandrella is an officer and director. Does not include Common Stock
     Purchase Warrants exercisable commencing October 1, 1997 to acquire up to 200,000 shares of Common Stock at an exercise price of $1.00 per share, which are also owned by The Rockies Fund, Inc. Beneficial ownership of shares held by The Rockies Fund, Inc. is exercised by its Board of Directors whose members include Stephen Calandrella, Charles Powell and
     Clifford C. Thygesen. Mr. Calandrella disclaims beneficial ownership of all shares of common stock and warrants owned by The Rockies Fund, Inc.
     for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

2.   REVERSE STOCK SPLIT

     MECHANICS OF REVERSE STOCK SPLIT.
     --------------------------------

     The Board of Directors of the Company is seeking authorization of the shareholders to undertake at their future discretion, a Reverse Split of the outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock of the Company of up to one-for-five (1-for-5). The Board of Directors requests the approval of the Shareholders to effect a Reverse Split of the Company's securities at such time in the future and by such a factor as the Board may determine in its sole discretion to be in the best interest of the Company and its Shareholders.
Once implemented, the Reverse Split would result in each holder of the Company's Common Stock on the Record Date owning a number of shares of Common Stock reduced by the factor of the Reverse Split, and outstanding options, warrants, other convertible rights will become exercisable to purchase a number of shares of Common Stock reduced by the same factor at an exercise price per share increased by the same factor. Fractional shares, options and warrants shall be rounded to the nearest whole.

     If the Reverse Split as currently described is approved by the Company's Shareholders, the Company's Board of Directors will be authorized to implement the Reverse Split within the foregoing parameters at any time and until such time as such authorization is revoked by a majority vote of the Company's Shareholders at a future regular or special meeting of the Company's Shareholders. If and when implemented, the Company's Board of Directors will cause the Company's stock transfer agent to provide each Shareholder of record written notice of such implementation together with a description of the effect thereof.

     In order to effectuate the Reverse Stock Split, it will be necessary to amend the Articles of Incorporation of the Company to increase the par value of the outstanding shares of Common Stock by the same factor as the Reverse Split. This change is required in order to avoid an inadvertent change in the stated capital of the Company. However, while the par value of the Company's outstanding shares of Common Stock will be changed, the total number of authorized shares of Common Stock as set forth in the Company's Articles of Incorporation shall remain unchanged. Thus, the Reverse Stock Split and corresponding amendment to the Articles of Incorporation shall result in the number of the Company's authorized capital stock remaining unchanged, consisting of 100,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock.

     The Reverse Stock Split will not affect in any manner the relative rights and preferences of holders of the Company's Common Stock. There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Stock Split affect in any manner the ability of Shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

     The reverse stock split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of the Company's Common Stock. The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and a corresponding decrease in the number of shares issuable upon exercise or conversion by the factor of the Reverse Split. All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of the Company's common stock shall remain unchanged.

     REASONS FOR REVERSE STOCK SPLIT.
     -------------------------------

     Management of the Company has determined to recommend the reverse stock split described in this Proxy Statement, as a precaution, in the event a reverse stock split becomes necessary in order to continue to qualify the Company's shares of common stock for inclusion on the NASDAQ Stock Market ("NASDAQ"). Among the numerous criteria which must be satisfied in order to qualify for continued inclusion on NASDAQ is the requirement that the Company's shares of common stock trade in a public trading market at a price of not less than $1.00 per share. Further, NASDAQ maintenance standards are subject to future change which could result in more stringent requirements, including a higher minimum price per share.

     While the Company currently meets the requirements for continued inclusion on NASDAQ, the Company's Board of Directors believes that a reverse stock split may become necessary in order to qualify the Company's shares of common stock for continued inclusion on the NASDAQ Stock Market at a later date.

     In the event the Company's securities are de-listed from the NASDAQ Stock Market, the Company's securities would most likely be traded on the over-the-counter market and be quoted on the OTC Electronic Bulletin Board. As such, the Company's securities would be subject to a rule under the Securities Exchange Act of 1934 that imposes additional stringent sales practice requirements on broker/dealers who sell such securities. Those sale practice requirements would adversely affect the ability of broker/dealers to sell the Company's securities and consequently adversely affect the public market for and the trading price of those securities. Accordingly, management of the Company believes that if it is important for the Company's shares of common stock to remain listed on the NASDAQ Stock Market.

     Votes Required.
     --------------

     The approval and adoption of the reverse stock split and amendment to the Articles of Incorporation will require the affirmative vote of a majority of the shares entitled to vote at the Meeting.

     Management Recommendation.
     -------------------------

     THE BOARD OF DIRECTORS HAS CONCLUDED THAT THE PROPOSED REVERSE STOCK SPLIT AND AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION ARE IN THE BEST INTEREST OF THE COMPANY'S SHAREHOLDERS AND UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS APPROVE THIS PROPOSAL AT THE MEETING.

3.   OTHER MATTERS

     The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

                              AMERICAN EDUCATIONAL PRODUCTS, INC.


                              By:  /s/ Dale Lafrenz
                                   ---------------------------------
                                   Dr. Dale Lafrenz, Secretary

                      AMERICAN EDUCATIONAL PRODUCTS, INC.
                   PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Clifford C. Thygesen or Dr. Dale LaFrenz (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Special Meeting of the Shareholders of American Educational Products, Inc. (the "Company") to be held at the principal executive offices of the Company, 5350 Manhattan Circle, Suite 210, Boulder, Colorado 80303, on April 4, 1997 at 10:00 o'clock a.m. Mountain Standard Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

     (1)  FOR ___________     AGAINST ___________    ABSTAIN ___________

          The adoption and approval of a reverse split of the issued and outstanding shares of the Company's Common Stock and issued and outstanding options, warrants and other rights convertible into shares of Common Stock of up to one-for-five (1-for-5) at the future discretion and subject to the determination of the Board of Directors ("Reverse Split"), and an amendment to the Company's Articles of Incorporation increasing the par value per share of its authorized Common Stock by the same factor as the Reverse Split.

     (2)  Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Special Meeting and Proxy Statement for the meeting.

                              Date __________________________________, 1997

                              _____________________________________________
                              Name (please type or print)

                              _____________________________________________
                              Signature

                              _____________________________________________
                              Signature, if held jointly

     Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.